Exhibit 21



                         SUBSIDIARIES OF INFRACORPS INC.
                              As of March 31, 1999


Name of Subsidiary                                        State of Incorporation
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InfraCorps of Virginia, Inc.                                   Virginia
(formerly ETS Water and Waste Management, Inc.)


InfraCorps of Florida, Inc.                                    Virginia
(formerly ETS Liner, Inc.)

IC Subsidiary, Inc. *                                          Virginia
(formerly ETS, Inc.)

ETS Analytical Services, Inc. *                                Virginia

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* Inactive